10F-3 TRANSACTIONS FROM 4/1/2008 - 10/31/2008

------------------------------------------------------------------------------------------------------------------------------------
         FUND NAME                               SECURITY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
Corporate Bond Fund                        Oracle ORCL 6 1/2 4/38
Total Return Bond Fund                     Oracle ORCL 5 3/4 4/18
Total Return Bond Fund                     Oracle ORCL 4.95 4/13
Total Return Bond Fund                     XTO Energy Inc. 5.5 06/15/18
Total Return Bond Fund                     XTO Energy Inc. 6 3/8 06/15/38
Total Return Bond Fund                     Lehman Brothers Holdings LEH 6 7/8 5/2/18
Total Return Bond Fund                     Plains All American Pipleline PAA 6 1/2 5/1/18
Income Plus Fund                           Merrill Lynch MER 6 7/8 04/25/18
Total Return Bond Fund                     Merrill Lynch MER 6 7/8 04/25/18
Corporate Bond Fund                        Morgan Stanley MS 6 04/28/15
Income Plus Fund                           Morgan Stanley MS 6 04/28/15
Total Return Bond Fund                     Morgan Stanley MS 6 04/28/15
Total Return Bond Fund                     Credit Suisse NY CS 05/15/13
Income Plus Fund                           Morgan Stanley  6 5/8 4/1/18 [2nd Offering]
Total Return Bond Fund                     Morgan Stanley  6 5/8 4/1/18 [2nd Offering]
High Income Fund                           Petrohawk Energy HAWK 7 7/8 6/15
Strategic Income Fund                      Petrohawk Energy HAWK 7 7/8 6/15
Strategic Income Fund                      Sandridge Energy Inc SD 8 6/1/18
Corporate Bond Fund                        Hartford Financial Services Group HIG Var 6/15/68
High Income Fund                           Lender Process Services Lender 8 1/8  7/16
Strategic Income Fund                      Lender Process Services Lender 8 1/8  7/16
High Yield Bond Fund                       Quicksilver Resources KWK 7 3/4  8/1/15
High Income Fund                           Quicksilver Resources KWK 7 3/4  8/1/15
Ultra Short Term Income Fund               XTO Energy Inc. XTO 5 08/1/10
Total Return Bond Fund                     XTO Energy Inc. XTO 6.5   12/15/18
Total Return Bond Fund                     XTO Energy Inc. XTO 5.75 12/15/13

------------------------------------------------------------------------------------------------------------------------------------
TRADE DATE     AFFILIATED PRINCIPAL        EXECUTING                  PURCHASE PRICE        SHARES/PAR AMOUNT        COMMISSION PAID
                  UNDERWRITER               BROKER
------------------------------------------------------------------------------------------------------------------------------------
  4/2/2008     Wells Fargo Securities   FBCO                                $99.83               1,400,000                  $0.00
  4/2/2008     Wells Fargo Securities   MSCO                                $99.95               4,625,000                  $0.00
  4/2/2008     Wells Fargo Securities   Citigroup                           $99.96                 264,000                  $0.00
 4/15/2008     Wells Fargo Securities   Lehman                              $99.54               2,765,000                  $0.00
 4/15/2008     Wells Fargo Securities   Citi, LB, ML                        $99.86               1,880,000                  $0.00
 4/17/2008     Wells Fargo Securities   Lehman                              $99.67               2,220,000                  $0.00
 4/18/2008     Wells Fargo Securities   BOA                                 $99.42               1,590,000                  $0.00
 4/22/2008     Wells Fargo Securities   Merrill                             $99.91                 245,000                  $0.00
 4/22/2008     Wells Fargo Securities   Merrill                             $99.91               4,480,000                  $0.00
 4/23/2008     Wells Fargo Securities   MS                                  $99.88               1,040,000                  $0.00
 4/23/2008     Wells Fargo Securities   MS                                  $99.88                 255,000                  $0.00
 4/23/2008     Wells Fargo Securities   MS                                  $99.88               3,925,000                  $0.00
  5/1/2008     Wells Fargo Securities   CS                                  $99.78               4,495,000                  $0.00
 5/2/2008      Wells Fargo Securities   MSCO                               $102.92                 165,000                  $0.00
  5/2/2008     Wells Fargo Securities   MSCO                               $102.92               2,930,000                  $0.00
  5/9/2008     Wells Fargo Securities   Lehman                             $100.00               1,280,000                  $0.00
  5/9/2008     Wells Fargo Securities   Lehman                             $100.00                 170,000                  $0.00
 5/15/2008     Wells Fargo Securities   BOA                                $100.00                 200,000                  $0.00
  6/3/2008     Wells Fargo Securities   Citi                                $99.92               1,410,000                  $0.00
 6/18/2008     Wells Fargo Securities   Chase                              $100.00                 430,000                  $0.00
 6/18/2008     Wells Fargo Securities   Chase                              $100.00                  55,000                  $0.00
 6/24/2008     Wells Fargo Securities   Credit Suisse                       $98.66                  75,000                  $0.00
 6/24/2008     Wells Fargo Securities   Credit Suisse                       $98.66               1,445,000                  $0.00
  8/4/2008     Wells Fargo Securities   Lehman                              $99.99               2,000,000                  $0.00
  8/4/2008     Wells Fargo Securities   Lehman                              $99.71               5,315,000                  $0.00
  8/4/2008     Wells Fargo Securities   Lehman                              $99.93               5,315,000                  $0.00
